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                              EXHIBIT 4(n)

               COMMERCIAL LINE OF CREDIT AGREEMENT AND NOTE

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NAME(S)/ADDRESS(ES) OF BORROWER(S)    NAME/ADDRESS OF LENDER (CREDITOR)
("Borrower, I, My, or Me")            ("Lender, You, or Your")

  Hastings Manufacturing Company,     Hastings City Bank
  325 N. Hanover                      150 W. Court St.
  Hastings, MI  49058                 Hastings, MI 49058

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 NOTE NUMBER    DATE OF TRANSACTION     MATURITY DATE          OFFICE
                1-23-98                 1-23-99                001

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For value received, on or before the Maturity Date, the undersigned
Borrower promises to pay the principal amount or such lesser sum as shall have been advanced by Lender to Borrower under the line of credit hereinafter described, together with interest, and any other charges, including service charges, to the order of Lender at its address noted above or holder, all in lawful money of the United States of America. The undersigned further agrees to the terms below and on page two of this Note. Words, numbers or phrases preceded by a box are applicable only if box is checked.

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LINE OF CREDIT AMOUNT

One Million Five Hundred Thousand and 00/100    DOLLARS         $1,500,000.00

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PAYMENT SCHEDULE:
Payments on this Line of Credit will be due as follows:
[ x ] interest only starting          and payable  [ x ] monthly [  ] quarterly
[   ]
[ x ] interest, principal and other charges due on Maturity Date.
[   ] other payment schedule

INTEREST RATE:

This Line of Credit is subject to [   ] A fixed interest rate of   % per annum.
                                [ x ] A variable simple interest rate, which is

[  ]    % greater than: [  ]  equal to:  [ x ]   1/2 % less than: the following
                                         Index:  Wall Street Journal Prime Rate



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Initial Simple Interest Rate   Present Variable Index Rate

            8.00%                          8.5%
Minimum Interest Rate          Maximum Interest Rate
         N/A                           25.00%

Interest Rate Changes May Occur Every:
      As Index Changes
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INTEREST CALCULATED: [ x ] on a 365 Day Basis,  [  ] on a 360 Day Basis, on
the unpaid principal balance for the actual days outstanding.

DEFAULT RATE:  If in default the interest rate shall be: [  ] % per annum
                                       [ x ]  1 1/2 % in excess of the Index.

LATE CHARGE:  If Borrower is more than  10     days late in making any
payment, in addition to such payment, Borrower will pay a late charge of:

[   ] the lesser of  [  ] the greater of           [ x ]  an amount equal to
[ x ]  $25.00 or     [  ]      % of the payment in default

PAYABLE ON DEMAND: [  ] Payment is due upon demand
                   [  ] Payment is due upon demand, but in any event, not
                        later than Maturity Date.

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TERMS/ADVANCES:  This Line of Credit is:

[ x ] OBLIGATORY: Lender will continue to make advances under this Line of Credit unless: (a) the maximum amount on this Line of Credit is outstanding; (b) the undersigned has breached any of the promises contained in this agreement or any other agreement noted below; (c) the undersigned makes a request for an advance after the Maturity Date noted above; (d) other:

[   ] DISCRETIONARY:  Lender may refuse to make additional advances under this Line of Credit for the following reasons:  (a) the aggregated
      advances under this Line of Credit exceeds $                (b) other

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[ x ] ADDITIONAL NOTE PROVISIONS:

      Annual Report Due Within 105 Days of Year-End






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Security for this Line of Credit Agreement and Note, if any, By Way of
Description but not By Way of Limitation, is as follows:

  Unsecured

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The Borrower expressly agrees to all the provisions hereof and signifies assent thereto by the signature below.

  IN WITNESS WHEREOF, THE BORROWER HAS EXECUTED THIS AGREEMENT ON THE DATE AND YEAR SHOWN BELOW.


By:  x /S/THOMAS J. BELLGRAPH  Date: 1-23-98   By: x_____________ Date:________
       Thomas J. Bellgraph
Its    V.P. & Treasurer                        Its


By:  x________________________ Date:_______    By: x_____________ Date:________

Its                                            Its